Exhibit 10.1

WEST PHARMACEUTICAL SERVICES, INC.

2011 OMNIBUS INCENTIVE
COMPENSATION PLAN

PLAN DOCUMENT

Adopted by the Board of Directors – February 22, 2011
Approved by Shareholders – May 3, 2011

West Pharmaceutical Services, Inc.
2011 Omnibus Incentive Compensation Plan

1.   Purpose

The Plan has been established by the Sponsor (a) to attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; and (c) link Participants’ interests with those of the Sponsor’s shareholders through compensation that is based on Common Stock or in cash, if performance-based, and thereby promote the continued growth and financial success of the Company.

2.   Definitions

For purposes of the Plan, the following terms shall have the meanings set forth below:

(a)   “Award” means an Option, SAR, Stock Bonus, Restricted Stock, Deferred Stock, Stock Unit, Cash-Based Performance, or other equity-based award granted under the terms of the Plan.

(b)   “Award Agreement” means an agreement, in such form and including such terms as the Committee in its sole discretion shall determine, evidencing an Award.

(c)   “Board” means the Board of Directors of the Sponsor.

(d)   “Calendar Year Subaccount” means a notional bookkeeping account to which all of a Participant’s deferred Awards is credited.

(e)   “Cash-Based Performance Award” means an Award made under Section 13, payable in cash only, which is based upon the attainment of Performance Goals, and which is granted in a manner that is deductible by the Company under section 162(m) of the Code (or any successor section thereto).

(f)   “Cause” means: (i) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) conduct of the Participant related to the Participant’s employment or service for which either criminal or civil penalties against the Participant or the Company may be sought; (iii) material violation of the Company’s policies, including but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (iv) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties.  If, subsequent to a Participant’s termination of employment or service (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall be deemed to have been terminated for Cause.  A Participant’s termination of employment or service for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

(g)   “Change in Control” means a change in control of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K as in effect on the date of this Plan pursuant to section 13 or 15(d) of the Exchange Act, provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

(i)   any “Person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than:

(1) the Sponsor,

(2) any Person who on the date hereof is a director or officer of the Sponsor, or

(3) a trustee or fiduciary holding securities under an employee benefit plan of the Sponsor,

is or becomes the “beneficial owner,” (as defined in Rule 13-d3 under the Exchange Act), directly or indirectly, of securities of the Sponsor representing more than 50% of the combined voting power of the Sponsor’s then outstanding securities; or

        (ii)     During any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors of the Sponsor cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

        (iii)   Both (A) the shareholders of the Sponsor approve: (I) a plan of complete liquidation of the Sponsor; or (II) an agreement for the sale or disposition of all or substantially all of the Sponsor’s assets; or (III) a merger, consolidation, or reorganization of the Sponsor with or involving any other corporation, other than a merger, consolidation, or reorganization (collectively, a “Non-Control Transaction”), that would result in the voting securities of the Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Sponsor (or the surviving entity, or an entity which as a result of the Non-Control Transaction owns the Sponsor or all or substantially all of the Sponsor’s assets either directly or through one or more subsidiaries) outstanding immediately after the Non-Control Transaction, and (B) the applicable transaction described in clause (A) is consummated and closed upon or following the shareholder approval.

(h)   “Code” means the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code.

(i)   “Committee” means the Compensation Committee of the Board; provided, however, that the Committee shall at all times have at least two members, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “outside directors” within the meaning of section 162(m) of the Code, and independent within the meaning of any applicable securities exchange commission or stock exchange rule.

(j)   “Common Stock” means the common stock of the Sponsor, par value $0.25 per share.

(k)   “Company” means the Sponsor and any “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Sponsor.

(l)   “Covered Employee” means an Employee who is a “covered employee” within the meaning of section 162(m) of the Code, and the rules and regulations thereunder.

(m)   “Deferred Stock” means an Award made under Section 7 to receive Common Stock at the end of a specified Deferral Period.

(n)   “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 7 will be deferred.

(o)   “Disability” means a disability described in section 422(c)(6) of the Code.

(p)   “Employee” means an officer or salaried employee of the Company providing key services to the Company, including a director who is such an employee.  Employee shall also include individuals of the Company who are not salaried employees, but who receive Awards under the Plan conditioned on their becoming an Employee.

(q)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)   “Fair Market Value” of Common Stock on any given date shall be determined according to the following rules:

(i)   If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the “Fair Market Value” shall be the reported closing asked price of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading.  If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of “Fair Market Value.”

(ii)   If the Common Stock is not at the time listed or admitted to trading on a stock exchange, the “Fair Market Value” shall be the mean between the highest reported asked price and lowest reported bid price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market.

(iii)   If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the “Fair Market Value” shall be as determined in good faith by the Committee.

(s)   “Incentive Stock Option” means an Option that meets the requirements of an incentive stock option as defined in section 422 of the Code.

(t)   “Option” means the right granted under Section 6 to purchase Common Stock for a specified period of time at a stated price.  An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

(u)   “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Cash-Based Performance Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate.  Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Cash-Based Performance Award.  In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (i) grant Cash-Based Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (ii) increase an Cash-Based Performance Award above the maximum amount payable under the Plan.

(v)   “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(w)   “Participant” means an Employee, director or consultant who is eligible to participate in the Plan in accordance with Section 3 and to whom an Award is granted under the Plan.

(x)   “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based on:  (i) the price of the Common Stock; (ii) the market share of the Company; (iii) sales; (iv) earnings per share of Common Stock;  (v) return on shareholder equity; (vi) costs; (vii) cash flow; (viii) total or net assets; (ix) return on total or net assets; (x) return on invested capital; (xi) liabilities or losses; (xii) operating income; (xiii) net income; (xiv) revenue; (xv) revenue growth; or (xvi) profit margin.  A Performance Goal may be based on the performance of the Sponsor or any subsidiary, affiliate or business unit of thereof, and it may be based upon a subset or portion of any of the foregoing categories.  A Performance Goal may be based on the increase or decrease in any of the performance criteria and may be adjusted as determined by the Committee, to the extent permitted by Code section 162(m), as applicable.

(y)   “Performance Period” means the period selected by the Committee during which the performance of the Company, or any business unit thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

(z)   “Restricted Stock” means a share of Common Stock that is awarded under Section 8 and that is subject to the restrictions set forth in such Section.

(aa)   “Restriction Period” means the period during which Restricted Stock is subject to forfeiture, which, if the Committee so provides may not expire until Retirement.

(bb)   “Retirement” means: (i) with respect to a Participant who is an active participant in any qualified pension plan maintained by the Company, retirement with the Company under the provisions of such plan; and (ii) with respect to any other Participant, termination of employment or service (with respect to directors, but not consultants) with the Company under the procedures established by the Committee.

(cc)   “SAR” means a stock appreciation right awarded under Section 10 and subject to the terms and conditions contained therein.

(dd)   “Sponsor” means West Pharmaceutical Services, Inc., a Pennsylvania corporation, or any successor thereto.

(ee)   “Stock Unit” means the right granted under Section 11 to receive cash equal to the Fair Market Value of a share of Common Stock multiplied by the number of Stock Units awarded.  For purposes of this Plan, fractional Stock Units, measured to the nearest four decimal places, may be credited.

(ff)   “Stock Bonus” means an award of a bonus payable in shares of Common Stock under Section 9.

(gg)   “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Code section 424(d)), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary corporation under Code section 424(f).

3.   Eligibility

Any Employee, non-Employee director of the Company or key consultant to the Company who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan, provided that an Incentive Stock Option may only be granted to an Employee of the Company.

4.   Administration and Implementation of the Plan

(a)   Subject to Section 4(b), the Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom Awards will be granted, in determining the times at which Awards will be granted, in determining the type and amount of Awards to be granted to each such Participant, the terms and conditions of Awards granted under the Plan (including whether Awards may be exchanged for cash, made on a tandem basis, or deferrable or transferable by a Participant) and the terms of agreements which will be entered into with Participants; provided, however, that nothing herein shall permit a direct or indirect repricing of an Option or SAR, including, but not limited to, exchanging an Option or SAR with an exercise price or base price greater than Fair Market Value for cash.  The Committee shall have the power to establish different terms and conditions with respect to (i) the various types of Awards granted under the Plan, (ii) the granting of the same type of Award to different Participants (regardless of whether the Awards are granted at the same time or at different times), and (iii) the establishment of different Performance Goals for different Participants.

(b)   The Committee shall not have the power to make or grant Awards to non-Employee directors of the Company.  The Company’s Nominating and Corporate Governance Committee shall have the authority to make recommendations to the full Board regarding Awards that should be made to non-Employee directors of the Company.  The full Board shall have sole and absolute authority to make Awards to non-Employee directors hereunder, upon the Nominating and Corporate Governance Committee’s recommendation.  Awards made to non-Employee directors shall be subject to the other provisions of the Plan and shall be administered by the Committee, unless the full Board provides otherwise.

(c)   The Committee shall have the power to adopt regulations for carrying out the Plan (including regulations regarding the form and timing of elections and notices under the Plan) and to make changes in such regulations as it shall, from time to time, deem advisable.  Any interpretation by the Committee of the terms and provisions of the Plan (including determinations of the existence of Cause and Disability hereunder) and the administration thereof, and all action taken by the Committee shall be final, binding and conclusive for all purposes and upon all Participants.

(d)   The Committee may condition the grant of any Award or the lapses of any Deferral or Restriction Period (or any combination thereof) upon the Participant’s achievement of a Performance Goal that is established by the Committee before the grant of the Award.  The Committee shall have the discretion to determine the specific targets with respect to each of these categories of Performance Goals.  Before granting an Award or permitting the lapse of any Deferral or Restriction Period, the Committee shall certify that an individual has satisfied the applicable Performance Goal.

(e)   Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.  The Board or Compensation Committee may designate one or more officers or Board members to serve as a “Plan Committee” and delegate to the Plan Committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 or section 162(m) of the Code.  The Plan Committee shall have the same authority with respect to selecting individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan, except to the extent the Board or Compensation Committee limits such authority.

(f)   The Committee may employ attorneys, consultants, accountants and other service providers.  The Committee, the Board, the Company and the Company’s officers shall be entitled to rely upon the advice and opinions of any such person.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan and all members of the Committee and the Board shall be fully protected by the Sponsor in respect of any such action, determination or interpretation in the manner provided in the Sponsor’s bylaws.

5.   Shares Subject to the Plan

(a)   Subject to the following provisions of this Section, the maximum number of shares that may be delivered to Participants (or, if applicable, their heirs, legatees or permitted transferees) under the Plan shall not exceed 4,800,000 shares of Common Stock (“Total Shares Reserved”).  Notwithstanding the foregoing, any Award of the Plan that is payable in shares of Common Stock, other than Options or SARs (such Awards being “Full Value Awards”) shall reduce the Total Shares Reserved by an amount equal to 2.35 times the number of shares of Common Stock subject to such Full Value Award.

(b)   Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Shares that remain available for issuance in connection with awards granted under the Sponsor’s 2007 Omnibus Incentive Compensation Plan (the “Prior Plan”) at the date of adoption of this Plan shall remain available in accordance with the terms of that plan, provided, however that (i) in the event that any awards made under the Prior Plan are to paid out in excess of the target level of performance, any additional shares of Stock or cash to be paid pursuant to such Plan shall be issued under this Plan and shall reduce the Total Shares Reserved accordingly, and (ii) any shares reserved under the Prior Plan but not awarded thereunder prior to approval of this Plan by the Company’s shareholders pursuant to Section 21 shall be cancelled upon the approval of this Plan by the Company’s shareholders.

(c)   Any shares of Common Stock issued under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan.  To the extent any shares of Common Stock covered by an Award are not delivered to a Participant (or, if applicable, his heir, legatee or permitted transferee) because the Award is forfeited or canceled, such shares shall not reduce the Total Shares Reserved.

(d)   Any shares withheld as payment of applicable taxes or used to exercise or pay for an Award will reduce the Total Shares Reserved.

(e)   In the event that a SAR is settled by the Company for net shares of Stock, the Total Shares Reserved shall be reduced by the gross number of shares of Stock subject to the SAR.

(f)   Subject to the other provisions of this Section, the following additional maximums are imposed under the Plan.

(i)    During any one calendar year, the maximum number of shares of Common Stock that may be covered by Awards granted to any one individual under Sections 6 and 10 (relating to Options and SARs) shall be 500,000.

(ii)    During any one calendar year, the maximum payment that can be made for Awards granted to any one individual under Sections 7, 8, 9, 11 and 13 (relating to Deferred Stock, Restricted Stock, Stock Bonus, Stock Units and Cash-Based Performance Awards) shall be $7,500,000.  With respect to any awards denominated in stock, fair market value shall be as determined by reference to the Fair Market Value on the date of grant of the Award.

6.   Options

                The Committee may grant Options under the Plan.  Options shall be evidenced by a written Award Agreement.  Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.  The grant of Options shall comply with and be subject to the following terms and conditions:

(a)   Identification of Options.  Each Option granted under the Plan shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or as a Non-Qualified Stock Option.  In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

(b)   Number of Options.  Subject to Section 5(f), the Award Agreement for each Option award shall specify the number of shares of Common Stock that a Participant may receive with respect to the Participant’s Option.

(c)   Exercise Price.  The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.  In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

(d)   Term and Exercise of Options.

(i)   An Award Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto.  The term of an Option shall in no event be greater than 10 years.

(ii)   An Option may be exercised only for a whole number of shares of Common Stock.  The Committee shall establish the time and the manner in which an Option may be exercised.  The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (1) in cash or, (2) in cash received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (3) with the consent of the Committee, in whole or in part in shares of Common Stock held by the Participant and valued at their Fair Market Value on the date of exercise, which may include shares received upon exercise of all or a portion of an Option through a “net” or “pyramid” exercise.  With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant (based on the Fair Market Value of the Restricted Stock on the date the Option is exercised, as determined by the Committee).  In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.

(e)   Limitations on Grants of Incentive Stock Options.

(i)   Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded.  Only an Employee may be granted an Incentive Stock Option.  In no event may a Participant be granted an Incentive Stock Option which does not comply with such grant and vesting limitations as may be prescribed by section 422(b) of the Code.  Without limiting the foregoing, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option may first become exercisable by a Participant in any one calendar year under the Plan shall not exceed $100,000.

(ii)   No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable only by the Participant.  Upon the death of a Participant, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only under this Section.

7.   Deferred Stock

The Committee may award Deferred Stock under the Plan, which shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.  Deferred Stock Awards shall comply with and be subject to the following terms and conditions:

(a)   Crediting of Deferred Stock.  Upon determination of the number of shares of Deferred Stock to be awarded to a Participant, the Committee shall direct that the same be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 7(b).

(b)   Deferral Period and Performance Goals.

(i)   The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Participant’s achievement of one or more Performance Goal(s) specified in the Award Agreement.  If the Participant fails to achieve the specified Performance Goal(s), the Committee shall not grant the Deferred Stock Award to the Participant, or the Participant shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award.

(ii)   The Award Agreement shall specify the duration of the Deferral Period taking into account termination of employment or service on account of death, Disability, Retirement or Cause.  The Deferral Period may consist of one or more installments.  At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Participant shall be issued and delivered to the Participant (or, if applicable, his heir, legatee or permitted transferee) in accordance with the terms of the Award Agreement.  Notwithstanding the Deferral Period provided in an Award Agreement, the Committee may accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award.

(c)            Voting Rights and Dividends.

(i)   Prior to issuance and delivery, the Participant shall have no rights as a shareholder with respect to any shares of Deferred Stock credited to the Participant’s account.

(ii)   The Committee may provide that amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award and specified in the Award Agreement.  If the Committee does not expressly provide otherwise, then no dividends or dividend equivalents shall be paid on Deferred Stock Awards.

8.   Restricted Stock

The Committee may award shares of Restricted Stock.  Each grant of shares of Restricted Stock shall be evidenced by Award Agreements in such form and containing such terms and conditions and subject to such agreements or understandings as the Committee shall from time to time approve.  Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

(a)   Terms of Restricted Stock.  The Award Agreement for a grant of Restricted Stock shall conform to the requirements of the Plan, and shall specify (i) the number of shares of Common Stock subject to the Award, (ii) the Restriction Period applicable to the Award, (iii) the events that will give rise to a forfeiture of the Award, and (iv) the Performance Goals, if any, that must be achieved in order for the restriction to be removed from the Award.  The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

(b)   Issuance of Certificates.  The Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner.  The certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company.

(c)   Satisfaction of the Restriction Period.  At the end of the Restriction Period, the Committee shall determine, in light of the terms and conditions set forth in the Award Agreement, the number of shares of Restricted Stock with respect to which the restrictions imposed hereunder have lapsed.  The Restricted Stock with respect to which the restrictions shall lapse shall be converted to unrestricted Common Stock by the removal of the restrictive legends from the Restricted Stock.  Thereafter, Common Stock equal to the number of shares of the Restricted Stock with respect to which the restrictions hereunder shall lapse shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative).

(d)   Voting Rights and Dividends.

(i)   Unless otherwise determined by the Committee, during the Restriction Period the Participant shall have the right to vote all shares of Restricted Stock.

(ii)   The Committee may provide that dividends will be authorized by the Sponsor to be paid to the Participant during the period the restriction is enforced, subject to the same restrictions as the underlying shares upon which the restriction is declared.  If the Committee does not expressly provide, a Participant shall receive no dividends or dividend equivalents during the Restriction Period.

9.   Stock Bonus

       The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time.  A Stock Bonus shall be paid at such time (including a future date selected by the Committee at the time of grant) and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus, including, if applicable, Section 15.  By way of example and not by way of limitation, the Committee may require, as a condition to the payment of a Stock Bonus, that the Participant or the Company achieve such Performance Goals as the Committee may specify at the time of the grant.  Prior to the date on which a Stock Bonus awarded hereunder is required to be paid, such Award shall constitute an unfunded, unsecured promise by the Company to distribute Common Stock in the future.

10.   Stock Appreciation Rights

The Committee may grant SARs under the Plan, which shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve.  SARs shall comply with and be subject to the following terms and conditions:

(a)   Benefits Upon Exercise.

(i)   A SAR shall entitle the recipient to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR.  Such payment may be in cash, in shares of Common Stock, in shares of Deferred Stock, in shares of Restricted Stock or any combination, as the Committee shall determine.  A SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SAR”), or may be granted separately (“Freestanding SAR”).  A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable.

(ii)   Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option.  Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

(b)   Exercise Price.  The base price of a Tandem SAR shall be the option price under the related Option.  The base price of a Freestanding SAR shall be determined by the Committee at the time of the grant of such SAR but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR.

(c)   Other Restrictions.  SARs shall generally be subject to the same terms, conditions and limitations applicable to Options granted under Section 6.

11.   Stock Units

(a)   Grant of Stock Units.  Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the granting of Stock Units to Participants and (ii) determine or impose other conditions to the grant of Stock Units under the Plan as it may deem appropriate.

(b)   Term.  The Committee may provide in an Award Agreement that any particular Stock Unit shall expire at the end of a specified term.

(c)   Vesting.

(i)   Stock Units shall vest and first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant.  Stock Units may be payable upon termination of employment or service or upon other future event (including attainment of a Performance Goal).

(ii)   Unless otherwise provided in the Award Agreement or by the Committee (except due to a termination for Cause), if a Participant terminates employment or service with the Company, any and all of the Participant’s Stock Units which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

(iii)   If a Participant terminates employment or service with the Company for Cause, any and all of the Participant’s Stock Units which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

(d)   Settlement of Stock Units.

(i)   Each vested and outstanding Stock Unit shall be settled by the payment to the Participant of cash equal to the Fair Market Value of the Common Stock times the number of Stock Units to be settled.  The Fair Market Value shall be determined by reference to the date of termination or other future event as specified in the Award Agreement.

(ii)   Unless otherwise provided in an Award Agreement, each Stock Unit shall be settled with a single-sum payment by the Company.

(iii)   Unless otherwise provided in an Award Agreement and subject to Section 15, if applicable, the settlement date with respect to a Participant is the first day of the month to follow the Participant’s termination of employment or service.

(e)   Unfunded Nature of Stock Units.  Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan.  Each Participant’s right in the Stock Units is limited to the right to receive payment, if any, as may herein be provided.  The Stock Units do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The right of any Participant of Stock Units to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor.

(f)   No Ownership Interest; Dividends.  Nothing contained in the Plan shall be construed to give any Participant any rights with respect to Shares or any ownership interest in the Company.  No provision of the Plan shall be interpreted to confer any voting, dividend or derivative or other similar rights with respect to any Stock Units, provided, however, that the Committee may provide that dividend equivalents may be payable to the Participant with respect to the period any restriction is enforced, subject to the same restrictions as the underlying Stock Units upon which the restriction is declared.  If the Committee does not expressly provide, a Participant shall receive no dividend equivalents during the Restriction Period.

12.   Other Equity-Based Awards

    The Committee may grant other types of equity-based Awards in such amounts and subject to such terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the Plan.  Awards may entail the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

13.   Cash-Based Performance Awards

(a)   General. The Committee may grant Cash-Based Performance Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine.  Each such Cash-Based Performance Award shall specify a payment amount or payment range as determined by the Committee.

(b)   Cash-Based Performance Awards Issued to Covered Employees.

(i)   For purposes of Cash-Based Performance Awards granted to Covered Employees, the provisions of this Section 13(b) shall apply in addition to and, where necessary, in lieu of the provisions of the other provisions of this Plan.  The purpose of this Section 13(b) is to provide the Committee the ability to qualify Cash-Based Performance Awards as “performance-based compensation” under section 162(m) of the Code.

(ii)   Only Covered Employees shall be subject to the restrictions contained in this Section 13(b).  The Committee will, in its sole discretion, designate within the earlier of the (1) first 90 days of a Performance Period and (2) the lapse of 25% of the period of service to which the Performance Goals relate, which Covered Employees will be Participants for such period.

(iii)   With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period the kinds and the levels of the Performance Goals.  Within the earlier of (1) the first 90 days of a Performance Period and (2) the lapse of 25% of the period of service, and in any event while the outcome is substantially uncertain, the Committee shall, with regards to the Cash-Based Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section and record the same in writing.

(iv)   Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Cash-Based Performance Award for such Performance Period.  The Committee may also condition payment of a Cash-Based Performance Award on continued employment through another date, such as the payment date, with respect to such Award.

(v)   A Participant shall be eligible to receive a Cash-Based Performance Award for a Performance Period only to the extent that the Performance Goals for such period are achieved.

(vi)   Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Cash-Based Performance Awards earned for the period.  The Committee shall then determine the actual size of each Participant’s Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate, to reduce or eliminate the amount of the Cash-Based Performance Award earned for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(vii)   The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 13(b)(vi).

14.   Effect of Termination of Employment or Service on Equity Awards

(a)   Options and SARs.

(i)   Unless otherwise provided in an applicable Award Agreement or by the Committee and subject to Section 6(e), in the event that the employment or service of a Participant with the Company shall terminate for any reason other than Retirement, Cause, Disability or death (1) Options or SARs granted to such Participant, to the extent that they were exercisable on the Participant’s termination date, shall remain exercisable until the expiration of 90 days after such termination date, on which date they shall expire, and (2) Options or SARs granted to such Participant, to the extent that they were not exercisable on his termination date, shall expire at the close of business on such date; provided, however, that no Option or SAR shall be exercisable after the expiration of its term.

(ii)   Unless otherwise provided in an applicable Award Agreement or by the Committee and subject to Section 6(e), in the event that the employment or service of a Participant with the Company shall terminate on account of the death of the Participant, all Options or SARs granted to such Participant, to the extent that they were exercisable on the Participant’s termination date, shall remain exercisable until the expiration of one year after such date, on which date they shall expire.

(iii)   Unless otherwise provided in an applicable Award Agreement or by the Committee and subject to Section 6(e), in the event that the employment or service of a Participant with the Company shall terminate on account of the Disability or Retirement of the Participant, all Options or SARs granted to such Participant, to the extent that they were exercisable on the Participant’s termination date (or, in the case of Retirement such later date determined by the Committee), shall remain exercisable until the expiration of the term specified in their applicable Award Agreement, on which date they shall expire.

(iv)   In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options or SARs granted to such Participant shall expire at the commencement of business on the Participant’s termination date (or deemed termination under Section 2(f)).

(b)   Restricted Stock and Deferred Stock.

(i)   In the event that the employment or service of a Participant with the Company shall terminate for any reason (other than a termination that is for Cause) prior to the expiration of the Restriction Period or Deferral Period with respect to such shares of Restricted Stock or Deferred Stock, unless otherwise provided in an Award Agreement or by the Committee in its sole discretion, such termination shall cause the immediate forfeiture of all shares of Restricted Stock, Deferred Stock or Stock Bonus that have not vested as of the Participant’s termination date.

(ii)   In the event a Participant’s employment or service is or is deemed to have been terminated for Cause, all shares of Restricted Stock still subject to a Restriction Period and all shares of Deferred Stock still subject to a Deferral Period as of his termination date immediately shall be forfeited.

15.   Deferral Election

(a)   Elections to Defer. Notwithstanding any provision of the Plan to the contrary, Participants that the Committee has designated as eligible to defer their Awards may elect to defer to a specified date the receipt of unrestricted Common Stock or cash payment, as applicable, that the Participant would otherwise be entitled to receive pursuant to an Award by completing such form required by the Committee and returning it to the Committee on or before the December 31 preceding the calendar year during which such Award is granted to the Participant.

(b)   New Participant Elections to Defer.  Each individual who becomes a Participant that has been designated by the Committee as newly-eligible to defer his or her Award during a calendar year may elect to defer to a specified date the receipt of unrestricted Common Stock or cash payment, as applicable, that the Participant would otherwise be entitled to receive pursuant to an Award granted to the Participant after such date such individual became a Participant by completing such form required by the Committee and returning it to the Committee on or before the date that is 30 days after the date on which the individual became a Participant.

(c)   Elections Irrevocable.  An election to defer an Award shall become irrevocable on the first day of the calendar year to which such election applies or, solely in the case of a new Participant, 30 days after the date on which the individual became a Participant.

(d)   Individual Elections.  A Participant must complete a deferral election form in accordance with this Plan and any applicable deferred compensation plan maintained by the Company for each calendar year in which such Participant desires to defer Awards and a Participant’s elections with respect to Awards deferred in a particular calendar year shall expire as of the last day of such calendar year.

(e)   Establishment of Calendar Year Subaccounts.  The Company may establish on its books for each Participant and for each calendar year a Calendar Year Subaccount to which a Participant’s Awards deferred in a particular calendar year are credited.  A separate Calendar Year Subaccount shall be created within each Participant’s Account for each calendar year in which the Participant makes an Award deferral under the Plan.

(f)   Effect on Vesting. Notwithstanding anything herein to the contrary, this Section 15 shall not affect the vesting or vested percentage of a Participant’s Award.  Any unvested Award will not be distributed pursuant to this Section 15 or otherwise.

(g)   Payment of Deferred Awards.  The Participant’s Awards credited to a particular Calendar Year Subaccount shall be distributed to him or her at the time specified in his or her deferral election form and the applicable deferred compensation plan.

16.   Adjustments upon Changes in Capitalization

In the event of (a) any stock split, reverse stock split, or stock dividend, (i) the number and kinds of shares available for Awards under the Plan and the per-Participant share limit, (ii) the number and kinds of shares, vesting schedule and exercise price per share subject to each outstanding Option, and (iii) the terms of each other outstanding Award shall be adjusted by the Company, or (b) any extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up or other similar change in corporate structure or capitalization or similar event, (i) the number and kinds of shares available for Awards under the Plan and the per-Participant share limit, (ii) the number and kinds of shares, vesting schedule and exercise price per share subject to each outstanding Option, and (iii) the terms of each other outstanding Award, shall be adjusted, if necessary, by the Committee, in its discretion.  The Fair Market Value of any fractional shares resulting from adjustments under this Section shall, where appropriate, be paid in cash to the Participant.  The determinations and adjustments made by the Committee under this Section shall be conclusive.

17.   Effect of a Change in Control

(a)   Unless otherwise provided by the Committee or in an Award Agreement, any Award granted hereunder that has not been vested or become exercisable hereunder, or been canceled or forfeited under any provision of the Plan, shall vest immediately and become fully exercisable, as applicable.

(b)   In addition, with respect to Options and SARs, upon a Change in Control, unless otherwise provided by the Committee or in an Award Agreement, the Committee, in its discretion, may take one or more of the following actions with respect to all Options and SARs that are outstanding and unexercised as of such Change in Control: (i) cancel all outstanding vested Options and/or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option or SAR, as applicable, as of the date of the Change in Control over the applicable exercise price in the case of an Option, or SAR, (ii) terminate all Options and/or SARs immediately prior to the Change in Control, provided that the Sponsor provide the Participant an opportunity to exercise such Options and/or SARs, as applicable, within a specified period of at least five business days following the Participant’s receipt of a written notice of such Change in Control and of the Sponsor’s intention to terminate such Options and/or SARs, as applicable, prior to such Change in Control, or (iii) require the successor corporation, following a Change in Control if the Sponsor does not survive such Change in Control, to assume all outstanding Options and/or SARs and to substitute such Options and/or SARs, as applicable, with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of such Participants with respect to such Awards.

(c)   Subject to section 409A of the Code, the terms of any applicable deferred compensation plan, unless otherwise provided in an Award Agreement, the Committee may, in its discretion, provide that any Deferred Stock, Stock Units, Restricted Stock or other Awards (including Awards deferred under Section 15) shall become immediately vested and shall be paid before or as soon as practicable following a Change in Control.  The Committee may also, in its discretion, require a successor corporation, following a Change in Control if the Sponsor does not survive such Change in Control, to assume such Awards or to substitute such Awards with a comparable Award of the surviving company on terms and conditions necessary to preserve the rights of such Participants with respect to such Awards.

18.   Tax Withholding

         Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate for such shares, or in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.  Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

19.   Incentive Compensation Recovery (Clawback) Policy

    Notwithstanding any other provision of this Plan to the contrary, unless otherwise provided in an Award Agreement, the Committee shall provide for the forfeiture of Awards and the benefits derived from such Award under the Company’s then-applicable Incentive Compensation Recovery (Clawback) Policy.  The current policy is attached to this Plan as Exhibit I, but the Committee may amend policy to comply with law and as it deems appropriate from time-to-time.

20.   Transferability

(a)   Except as specifically provided in this Section, no Awards may be transferred by the Participant otherwise than by will and by the laws of descent and distribution.  Upon the death of a Participant, outstanding Awards granted to such Participant may be received and, if applicable, exercised only by those person or persons who shall have acquired such right to exercise by will or the laws of descent and distribution.  Such Awards shall be subject to the restrictions, conditions and limitations that were applicable to such Award at the time of the Participant’s death and such other restrictions, conditions and limitations that the Committee shall determine in its sole discretion upon the death of the Participant.

(b)   The Committee, in its discretion, may allow for transferability of Awards (other than Incentive Stock Options) to children, grandchildren, spouse or common law spouse, siblings or parents of the Participant (“Immediate Family Members”) or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant.  The Committee, also may, in its discretion, allow for an Award to be transferred to a tax exempt organization.  Any Awards that are transferred are conditioned on the Participant and any permitted transferee hereunder agreeing to abide by the Company’s then current transfer guidelines applicable to such types of Award.

21.   Effective Date, Termination and Amendment

(a)   Subject to the approval of the shareholders of the Sponsor at the Sponsor’s 2011 annual meeting of shareholders, the Plan shall be effective as of May 3, 2011 (the “Effective Date”).  The Plan shall remain in full force and effect until the earlier of 10 years from the date of shareholder approval, or the date it is terminated by the Board.  The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval to the extent such approval is required under section 422 of the Code, section 162(m) of the Code, the rules of a stock exchange or any other applicable law.  Termination of the Plan under this Section shall not affect Awards outstanding under the Plan at the time of termination.

(b)   Subject to Section 21(c), the Committee shall have the power unilaterally and without approval of a Participant to amend an existing Award in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to a Participant by the Award and as long as the amended Award comports with the terms of the Plan; provided, however, that the Committee may amend the Incentive Compensation Recovery (Clawback) Policy without prior approval.

(c)   Before a Change in Control occurs, if and to the extent that the Committee determines the Sponsor’s federal tax deduction in respect of an Award may be limited as a result of either sections 280G or 162(m) of the Code, the Committee may take any and all actions it deems necessary, in its sole and absolute discretion with respect to any Award (including the amendment, delay or cancellation of an Award to the detriment of a Participant) hereunder to eliminate or minimize the non-deductible portion of any Award.  Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan or an Award.

22.   Code Section 409A

    To the extent determined necessary or advisable by the Committee in its sole discretion, Awards hereunder, and Award deferrals hereunder, shall be interpreted to the extent possible to comply with the provisions of section 409A of the Code (or avoid application of such Code section), to the extent applicable.  Participants shall be deemed to consent to any changes to Awards, or any Award deferral, that the Board determines are necessary or advisable to comply with the provisions of section 409A of the Code.  Adjustments made pursuant to Section 16 shall, to the extent determined necessary or advisable in the sole discretion of the Committee, be made in compliance with the requirements of section 409A of the Code or, if applicable, to avoid application of section 409A of the Code.

23.   Limitation of Implied Rights

(a)   Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in their sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company.  Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)   Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment or service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(c)   No person shall have any claim or right to receive an Award hereunder.  The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

(d)   No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Award granted under this Plan until the date that the Participant becomes the registered owner of such shares.  Except as otherwise expressly provided in an Award Agreement, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

(e)   The amounts payable and stock distributable under this Plan shall not be considered for purposes of calculation of any severance pay or pay continuation following termination of employment, unless specifically provided for by the Committee or to extent required by applicable local law.

24.   Securities Law Matters

    The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Sponsor shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock under the Plan unless and until the Sponsor is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock under the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(a)   The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Sponsor shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may, in its sole discretion, and in accordance with procedures established by the Committee, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.

(b)   It is intended that the Plan be applied and administered in compliance with Rule 16b-3 of the Exchange Act, as amended from time to time.  If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee and such provision may be amended or Award modified as determined in the sole discretion of the Committee.

25.   Severability of Provisions

    If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

26.   Applicable Law

    Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law.

EXHIBIT I

Incentive Compensation Recovery (Clawback) Policy

The Sponsor may seek to recover incentive compensation Awarded to any recipient in accordance with the terms of this policy.  Each Award of annual or long-term equity-based or performance-based compensation must specify that the Award is subject to this policy.

Restatement of Financial Results.  The Sponsor will cancel or will seek to recover all or a portion of an Award from any executive officer of the Sponsor if the Sponsor is required to significantly or materially restate its financial statements (other than to comply with changes to applicable accounting principles) with respect to any of the three fiscal years before the payment of the Award.  The Sponsor also will not pay or will seek to recover all or a portion of an Award from any Award recipient whose fraud or misconduct causes the restatement of the Sponsor’s financial statements with respect to any of the three fiscal years before the payment of the Award.

Calculation Errors.  Even if no financial results are restated, if an Award is paid or distributed, and it is subsequently determined that the Award should have been less than the amount calculated due to mathematical errors, fraud, misconduct or gross negligence, the Sponsor may seek repayment of the Award from any Award recipient during the three-year period following the payment of the Award.

Detrimental Conduct.  If an Award recipient directly or indirectly engages in conduct that competes with the Sponsor, or any conduct that is materially inimical, contrary, harmful to, or not in the best interests of the Sponsor or if the Award recipient fails to comply with any of the material terms and conditions of the Award (unless the failure is remedied within ten days after having been notified of such failure), then the Sponsor has the discretion to immediately cancel any and all outstanding Awards and require that the Award recipient repay all or any portion of an Award, including the gain realized on the exercise of a stock option, stock appreciation right or the disposition of any other equity-based Award.  To be subject to this policy, the detrimental conduct must have occurred while the Award recipient was rendering service to the Sponsor, or during the six-month period following the later of (1) the date the recipient ceases rendering service to the Sponsor or, (2) the date the Award is paid (or an option or stock appreciation right is exercised).

Exercise of Discretion.  With respect to executive officers and members of the Board of Directors, the Compensation Committee has the sole and absolute authority (unless the Board determines that the whole Board should have such authority) to determine whether to exercise its discretion to seek repayment or cancel an Award and what portion of an Award should be recovered or canceled.  With respect to all other Award recipients, the officers of the Sponsor have sole and absolute authority.  The Compensation Committee, Board or officers, as appropriate, will consider all relevant facts and circumstances in exercising their discretion.  These facts and circumstances include: (1) the materiality of any changes to calculations or financial results, (2) the potential windfall received by recipients, (3) the culpability and involvement of the Award recipients, (4) the controls in place to limit misconduct or incorrect reporting, (5) the period during which any misconduct occurred, (6) any other negative repercussions experienced by the Award recipient, (7) the period that has elapsed since the date of any misconduct and (8) the feasibility and costs of recovering the compensation.

Enforcement. The Board intends that this policy will be applied to the fullest extent permitted by applicable law.  The Sponsor has the authority to seek recovery through any available means including litigation or the filing of liens, if necessary.  The Sponsor also has the authority, to the extent permitted by law, to deduct the amount to be repaid from any amounts otherwise owed to the recipient, including wages or other compensation, fringe benefits, or vacation paid.  Whether or not the Sponsor elects to make any deduction, if the Sponsor does not recover the full amount that it has determined should be recovered, the recipient must immediately repay the unpaid balance.  By agreeing to accept an Award, each Award recipient consents to the Sponsor’s right to make these deductions.